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                                                               Exhibit 10.(W)(4)


               AMENDMENT TO THE BELLSOUTH RETIREMENT SAVINGS PLAN

      This amendment is made to the BellSouth Retirement Savings Plan (the "Plan"), which was amended and restated effective as of July 1, 1996. The BellSouth Savings Plan Committee, under authority delegated by the Executive Nominating and Compensation Committee to approve amendments to the Plan, hereby amends the Plan as follows:

      1. Amend Section 2.1 of the Plan by deleting in its entirety the definition of "Eligibility Service" contained therein.

      2. Amend Section 2.1 of the Plan by replacing clause (c) of the first sentence in the definition of "Eligible Employee" contained therein with the following:

      (a) who has been employed for one full calendar month by one or more of the following: (i) a Participating Company, Affiliate or Subsidiary which has adopted the Plan; (ii) an Interchange Company (if the applicable Interchange Agreement covers such Employee and provides that this Plan shall recognize such Employee's service with that Interchange Company); (iii) Houston Cellular Telephone Company (after April 4, 1989); and (iv) Los Angeles Cellular Telephone Company (after April 4, 1989).

      3. Amend Section 2.1 of the Plan by replacing clause (A) of the third sentence in the definition of "Eligible Employee" contained therein with the following:

      (A) any Non-Management Employee (including any Non-Management Employee serving as an Acting Manager) employed by a Participating Company who has adopted the Savings and Security Plan (except for Non-Management Employees employed by BellSouth Advertising and Publishing Corporation in the following job classifications: (i) Directory Advertising Sales Representative, (ii) Major Accounts Representatives and (iii) Premise Non-Ad Representatives shall not be eligible to participate in this Plan.


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      4. Amend Section 2.1 of the Plan by adding the following new definition to the end thereto:

      "Rehired Participating Employee" means an Employee who immediately becomes an active Participating Employment upon his reemployment or change in employment terms.

      5. Amend Section 3.1(a) of the Plan by adding the following sentences to the end thereto:

            Within a reasonable period of time before an Eligible Employee's initial Enrollment Date that occurs on or after January 1, 1999 (or, for a Rehired Participating Employee, within a reasonable time after he recommences participation), the Committee (or its designee) shall notify such individual that, by becoming and remaining an Eligible Employee, he automatically has elected, effective for the first paycheck after his Enrollment Date (or, for a Rehired Participating Employee, for the first paycheck on or after the 30th day following his reentry into the plan), to make a Before-Tax Basic Contribution to the Plan at a rate equal to 3% of his Eligible Compensation; provided, such Eligible Employee may, within a reasonable time before his first paycheck due on or after his Enrollment Date (or the 30-day anniversary of the reentry into the Plan, if applicable) complete a new election to modify or revoke such passive election, and such passive election shall not be effective. Once such passive election becomes effective, it shall apply to each subsequent paycheck until modified or revoked. Unless and until an Eligible Employee who enrolls in the Plan through a passive election elects otherwise, his contributions shall be invested in the Interest Income Fund.

      6. Amend Section 4.2(a)(i)(B) of the Plan by replacing the first sentence contained therein with the following:

      (B) Match Percentage. The match percentage for each Participating Company shall be that percentage, or combination of percentages, set out on (I) Schedule B or, (ii) for any Participating Employee in any of the following BellSouth Advertising and Publishing Company job classifications (A) Directory Advertising Sales Representative, (B) Major Account Representative, and (C) Premise Non-Ad Representatives, the percentage, or combination of percentages, set out on Schedule C.


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      7. Amend Section 10.1(i) of the Plan by deleting the text thereof and replacing it with the following:

      (i) A Participant may have no more than two outstanding loans from the Plan (including any loans granted pursuant to this Section and Section 25) at any time.

      8. Amend Section 25.1(b) of the Plan by deleting the first sentence thereof in its entirety and replacing it with the following:

            A Designated Participating Employee may request a withdrawal, a hardship withdrawal, and/or a loan, as the case may be, in the manner established for this purpose from time to time and communicated to Designated Participating Employees; provided, a Designated Participating Employee may have no more than two outstanding loans from the Plan at any time, including any loan granted under this Section 25.

      9. Amend Section 25.4 of the Plan by deleting the text of such Section in its entirety.

      10. Amend the Plan by adding the following new Schedule C to the end thereto:

                                   SCHEDULE C

                            SCHEDULE MATCH PERCENTAGE
                            EFFECTIVE JANUARY 1, 1999
                              FOR CERTAIN EMPLOYEES

      For a Participating Employee in any of the following BellSouth Advertising and Publishing Company job classifications: (i) Directory Advertising Sales Representative, (ii) Major Account Representative, and (iii) Premise Non-Ad Representative, the match percentage of his Before-Tax Basic Contribution and After-Tax Basic Contribution made from the first 5 1/2 % of the Participating Employee's Eligible Compensation from BellSouth Advertising and Publishing Corporation for a month, shall equal the sum of (A) the BellSouth Advertising and Publishing Corporation Financial Performance Percentage (based on the BAPCO Management Bonus Plan for the preceding calendar year) and (B) the Additional ESOP Percentage, all as computed as follows:


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      (a)   Financial Performance Percentage. The Financial Performance
            Percentage for the Participating Employees shall be the percentage determined below based upon the BAPCO Management Bonus Plan for the previous calendar year, all as determined by the Committee:

                  Financial Performance
                  (as a percentage of                 Matching
                  standard performance)               Percentage
                  ----------------------------------------------
                  less than 75%                           45%
                  75% - 94%                               50%
                  95% - 119%                              55%
                  120% - 149%                             60%
                  150% - 185%                             65%
                  more than 185%                          70%


      (b) Additional ESOP Percentage. The Additional ESOP Percentage shall be determined by the Committee, for so long as ESOP Dividends are deductible for federal income tax purposes under Code section 404(k), based upon increases in the per share average price of BellSouth Shares, if any, for the preceding calendar year, as follows:

                  Annual Shares                  Points Added
                  Percentage                     to Matching
                  Price Increase                  Percentage
                  -------------------------------------------
                  2% or less                          4%
                  3%                                  6%
                  4%                                  8%
                  5%                                 10%
                  6%                                 12%
                  7%                                 14%
                  8% or more                         16%


            The per share average price change for each calendar year shall be the average of the daily closing share price of BellSouth Shares traded on the New York Stock Exchange for each trading day of the year compared to such average of the daily closing share prices for the immediately preceding year. The average share price may be adjusted administratively by the Committee in its sole discretion to reflect changes in the capitalization of BellSouth, including without limitation stock dividends, stock splits, mergers, consolidation, reorganization, division and sales of assets.

      (c) The BellSouth Board of Directors, in its sole discretion, may provide for an increase in the percentages otherwise determined under Paragraph (a) and/or (b) above for BellSouth Advertising and Publishing Company if the


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            Board of Directors deems its advisable in light of participation levels, the price of BellSouth Shares or other factors. The Committee shall reflect any changes made, to this Schedule C hereto.

      11. Any other provisions of the Plan not amended herein shall remain in full force and effect.

This Amendment shall be effective as of January 1, 1999.

APPROVED this _____ day of _________________, 1999.

                        BELLSOUTH SAVINGS PLAN COMMITTEE


                        --------------------------------
                        By: Richard D. Sibbernsen


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